                                                                      EXHIBIT 99


Investor Contact: Nancy Christal         Media Contact: Todd Andrews
                  Vice President                        Director
                  Investor Relations                    Corporate Communications
                  (914) 722-4704                        (401) 770-5717

                              FOR IMMEDIATE RELEASE

          CVS CORPORATION REPORTS THIRD QUARTER DILUTED EPS OF 40 CENTS
                   EPS UP 30% EXCLUDING NET NONRECURRING GAIN

WOONSOCKET, RHODE ISLAND, October 30, 2002 - CVS Corporation (NYSE: CVS), America's #1 pharmacy, today announced record net earnings of $164.4 million or $0.40 per diluted share for the third quarter ended September 28, 2002, an increase of 33% compared with net earnings of $123.7 million or $0.30 per diluted share in the third quarter of 2001. Net earnings for the third quarter included a $4.4 million ($0.01 per diluted share) net gain from nonrecurring litigation items recorded during the quarter. Excluding the effect of this nonrecurring net litigation gain, earnings per share increased 30% to $0.39 per diluted share.

Net sales for the third quarter of 2002 increased 8.6% to $5.9 billion, up from $5.4 billion during the third quarter of 2001. Same store sales (sales from stores open more than one year) for the quarter rose 8.4%, while pharmacy same store sales rose 12.0% and front-end same store sales increased 1.3%. Pharmacy same store sales were negatively impacted by approximately 190 basis points due to recent generic introductions, which are being substituted for higher priced brand name drugs. Pharmacy sales were 68.4% of total sales, while third party prescription sales were 92.1% of pharmacy sales for the quarter.

"We are very pleased with our third quarter performance, which exceeded expectations," stated Tom Ryan, Chairman, President, and Chief Executive Officer of CVS Corporation. "Our results were driven by healthy sales growth, and a significant sequential improvement in our gross margin trend, which reflects the increasing usage of generic pharmaceuticals and improvements in inventory shrinkage. In addition, our year-over-year improvement in total operating expenses as a percentage of sales was the best we have experienced since 1999, despite increased advertising costs," stated Ryan.

Excluding the $7.0 million pre-tax ($4.4 million after-tax) net gain from nonrecurring litigation items, total operating expenses were 20.6% of net sales for the third quarter of 2002, an improvement of approximately 70 basis points compared to 21.3% of net sales in the third quarter of 2001. The improvement primarily resulted from the continued benefits being realized from the 2001 strategic restructuring, the efficiencies gained from the EPIC pharmacy system rolled out last year, and the termination of goodwill amortization as a result of the adoption of SFAS 142.

For the fourth quarter 2002, the Company expects earnings per share to be in the range of 46 to 48 cents per diluted share. For the year, this would result in growth in diluted earnings per share of 10% to 12%.

During the third quarter of 2002, CVS opened 34 new stores, closed 9 and relocated 16 others. Year-to-date, CVS opened 108 new stores, closed 272 stores (224 of which related to the strategic restructuring) and relocated 71. As of September 28, 2002, CVS operated 4,027 retail and specialty pharmacy stores in 32 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30am (EST) to discuss the quarterly results. The call will be simulcast on the Company's web site for all interested parties. To access the webcast, visit the Company's web site at HTTP://WWW.CVS.COM on the Investor Relations page to hear the call live, or to listen to an archive of the call which will be available for a one-week period following the call.

CVS is America's #1 pharmacy dispensing prescriptions in more stores than any other retailer. With annual revenues exceeding $22 billion, CVS has created innovative approaches to serve the healthcare needs of all of our customers through its over 4,000 CVS/pharmacy stores; CVS ProCare, its specialty pharmacy business; CVS.com, its online pharmacy; and PharmaCare, its pharmacy benefit management company.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption "Cautionary Statement Concerning Forward-Looking Statements" in its Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

                                - Tables Follow -

                                 CVS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------
                                                                     13 WEEKS ENDED                39 WEEKS ENDED
                                                               SEPTEMBER 28,  SEPTEMBER 29,  SEPTEMBER 28,  SEPTEMBER 29,
IN MILLIONS, EXCEPT PER SHARE AMOUNTS                                   2002           2001           2002           2001
-------------------------------------------------------------------------------------------------------------------------
Net sales                                                      $    5,876.4   $    5,410.8   $   17,836.7   $   16,290.9
Cost of goods sold, buying and warehousing costs                    4,395.1        4,039.0       13,380.6       12,007.2
-------------------------------------------------------------------------------------------------------------------------
 Gross margin                                                       1,481.3        1,371.8        4,456.1        4,283.7
Selling, general and administrative expenses                        1,127.7        1,070.9        3,353.9        3,100.6
Depreciation and amortization                                          77.1           80.7          230.9          239.5
-------------------------------------------------------------------------------------------------------------------------
 Total operating expenses                                           1,204.8        1,151.6        3,584.8        3,340.1
-------------------------------------------------------------------------------------------------------------------------
Operating profit                                                      276.5          220.2          871.3          943.6
Interest expense, net                                                  11.4           16.1           38.3           46.9
-------------------------------------------------------------------------------------------------------------------------
Earnings before income tax provision                                  265.1          204.1          833.0          896.7
Income tax provision                                                  100.7           80.4          316.5          353.2
-------------------------------------------------------------------------------------------------------------------------
Net earnings                                                          164.4          123.7          516.5          543.5
Preference dividends, net of income tax benefit                         3.7            3.7           11.1           11.1
-------------------------------------------------------------------------------------------------------------------------
Net earnings available to common shareholders                  $      160.7   $      120.0   $      505.4   $      532.4
=========================================================================================================================

BASIC EARNINGS PER COMMON SHARE:
 Net earnings                                                  $       0.41   $       0.31   $       1.29   $       1.36
-------------------------------------------------------------------------------------------------------------------------
 Weighted average basic common shares outstanding                     392.7          391.5          392.1          392.6
=========================================================================================================================

DILUTED EARNINGS PER COMMON SHARE:
 Net earnings                                                  $       0.40   $       0.30   $       1.26   $       1.32
-------------------------------------------------------------------------------------------------------------------------
 Weighted average diluted common shares outstanding                   405.4          406.0          405.4          409.7
-------------------------------------------------------------------------------------------------------------------------
     DIVIDENDS DECLARED PER COMMON SHARE                       $     0.0575   $     0.0575   $     0.1725   $     0.1725
=========================================================================================================================

During the third quarter ended September 28, 2002, the Company recorded a $7.0 million pre-tax ($4.4 million after-tax), or $0.01 per basic and diluted share nonrecurring net litigation gain representing the Company's share of settlement proceeds from certain anti-trust lawsuits in which the Company was either a co-plaintiff or class action member, offset by the costs associated with the Company's settlement of certain lawsuits in which the Company was the defendant.

Effective in fiscal 2002, CVS adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." As a result of the adoption, goodwill and other indefinite-lived intangible assets are no longer being amortized. Amortization of these assets for the thirteen and thirty-nine weeks ended September 29, 2001 amounted to $8.8 million and $24.4 million, respectively. Removing this amortization expense and its related tax effect would have resulted in net earnings of $131.7 million, or $0.32 per diluted share, for the thirteen weeks ended September 29, 2001 and $565.5 million or $1.37 per share for the thirty-nine weeks ended September 29, 2001.

                                 CVS CORPORATION
                           CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------------
                                                                                        (UNAUDITED)
                                                                                      SEPTEMBER 28,      DECEMBER 29,
IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS                                                2002              2001
----------------------------------------------------------------------------------------------------------------------
ASSETS:
   Cash and cash equivalents                                                            $     217.3       $     236.3
   Accounts receivable, net                                                                   986.3             966.2
   Inventories                                                                              3,983.0           3,918.6
   Deferred income taxes                                                                      200.0             242.6
   Other current assets                                                                        45.1              46.2
----------------------------------------------------------------------------------------------------------------------
     TOTAL CURRENT ASSETS                                                                   5,431.7           5,409.9

   Property and equipment, net                                                              2,201.1           1,847.3
   Goodwill, net                                                                              877.7             874.9
   Intangible assets, net                                                                     342.3             318.0
   Other assets                                                                               201.0             178.1
----------------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                                       $   9,053.8       $   8,628.2
======================================================================================================================

LIABILITIES:
   Accounts payable                                                                     $   1,560.8       $   1,535.8
   Accrued expenses                                                                         1,270.1           1,267.9
   Short-term borrowings                                                                      158.2             235.8
   Current portion of long-term debt                                                           26.3              26.4
----------------------------------------------------------------------------------------------------------------------
     TOTAL CURRENT LIABILITIES                                                              3,015.4           3,065.9

   Long-term debt                                                                             807.7             810.4
   Deferred income taxes                                                                       35.3              35.3
   Other long-term liabilities                                                                144.5             149.7

SHAREHOLDERS' EQUITY:
   Preference stock, series one ESOP convertible, par value $1.00: authorized
     50,000,000 shares; issued and outstanding 4,716,000 shares at September 28,
     2002 and 4,887,000 shares at December 29, 2001                                           252.0             261.2
   Common stock, par value $0.01: authorized 1,000,000,000 shares;
     issued 409,112,000 shares at September 28, 2002 and
     408,532,000 shares at December 29, 2001                                                    4.1               4.1
   Treasury stock, at cost: 16,285,000 shares at September 28, 2002
     and 17,645,000 shares at December 29, 2001                                              (471.6)           (510.8)
   Guaranteed ESOP obligation                                                                (219.9)           (219.9)
   Capital surplus                                                                          1,544.8           1,539.6
   Retained earnings                                                                        3,941.5           3,492.7
----------------------------------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                                             5,050.9           4,566.9
----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $   9,053.8       $   8,628.2
======================================================================================================================

                                 CVS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------
                                                                                            39 WEEKS ENDED
                                                                                      SEPTEMBER 28,     September 29,
IN MILLIONS                                                                                    2002              2001
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                                          $   516.5          $   543.5
   Adjustments required to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization                                                          230.9              239.5
      Deferred income taxes and other noncash items                                           54.9               11.5
   Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
      Accounts receivable, net                                                               (20.1)            (132.0)
      Inventories                                                                            (64.4)            (510.5)
      Other current assets                                                                     1.8               (7.8)
      Other assets                                                                           (25.8)              (2.7)
      Accounts payable                                                                        24.9              199.2
      Accrued expenses                                                                         9.4               58.9
      Other long-term liabilities                                                             (5.2)               2.0
----------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    722.9              401.6
======================================================================================================================

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                                                      (804.7)            (473.0)
   Proceeds from sale-leaseback transactions                                                 228.8               94.0
   Acquisitions (net of cash acquired) and investments                                       (68.5)            (123.2)
   Proceeds from sale or disposal of assets                                                   17.6               11.6
----------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                       (626.8)            (490.6)
======================================================================================================================

CASH FLOW FROM FINANCING ACTIVITIES:
   (Reductions in) additions to short-term borrowings                                        (77.6)              13.8
   Dividends paid                                                                            (67.6)             (67.8)
   (Reductions in) additions to long-term debt                                                (2.8)             296.2
   Purchase of treasury shares                                                                 --              (129.0)
   Proceeds from exercise of stock options                                                    32.9               45.1
----------------------------------------------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                         (115.1)             158.3
======================================================================================================================

Net (decrease) increase in cash and cash equivalents                                         (19.0)              69.3
Cash and cash equivalents at beginning of period                                             236.3              337.3
----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                               $   217.3          $   406.6
======================================================================================================================